Exhibit (q)(1)(i)

Power of Attorney

I, the undersigned Officer of the following investment companies:

Cash Account Trust	Deutsche DWS Portfolio Trust
Deutsche DWS Asset Allocation Trust	Deutsche DWS Securities Trust
Deutsche DWS Equity 500 Index Portfolio	Deutsche DWS State Tax-Free Income Series
Deutsche DWS Funds Trust	Deutsche DWS Tax Free Trust
Deutsche DWS Global/International Fund, Inc.	Deutsche DWS Value Series, Inc.
Deutsche DWS Income Trust	Deutsche DWS Variable Series I
Deutsche DWS Institutional Funds	Deutsche DWS Variable Series II
Deutsche DWS International Fund, Inc.	Deutsche Multi-Market Income Trust
Deutsche DWS Investment Trust	Deutsche Strategic Income Trust
Deutsche DWS Investments VIT Funds	DWS Municipal Income Trust
Deutsche DWS Market Trust	DWS Strategic Municipal Income Trust
Deutsche DWS Money Funds	Government Cash Management Portfolio
Deutsche DWS Money Market Trust	Investors Cash Trust
Deutsche DWS Municipal Trust

hereby constitute and appoint John Millette, Caroline Pearson and James M. Wall, and each of them, severally, with full powers of substitution, my true and lawful attorney and agent to execute in my name, place and stead (in such capacity) any and all amendments to enable each Trust or Corporation (collectively, the “Funds”) to comply with the Securities Act of 1933, as amended (the “1933 Act”) and/or the Investment Company Act of 1940, as amended (the “1940 Act”), and any rules, regulations or requirements of the Securities and Exchange Commission in respect thereof, in connection with the Funds’ Registration Statements on Form N-1A pursuant to the 1933 Act and/or the 1940 Act, together with any and all pre- and post-effective amendments thereto, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as President of the Funds such Registration Statement and any and all such pre- and post-effective amendments filed with the Securities and Exchange Commission under the 1933 Act and/or the 1940 Act, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that each said attorney-in-fact and agent, or substitute or substitutes therefor, shall lawfully do or cause to be done by virtue hereof.

This power of attorney is effective for all documents filed on or after July 2, 2018.

SIGNATURE	TITLE	DATE

/s/ Hepsen Uzcan	President	May 16, 2018
Hepsen Uzcan